UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 6, 2017

EnerNOC, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 400, Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 224-9900
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2017 Executive Bonus Targets

At a meeting held on March 6, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of EnerNOC, Inc. (the "Company") approved the Company’s 2017 executive bonus targets. The 2017 annual cash bonus amount (the “Bonus Amount”) for each “named executive officer” (as such term is used in Instruction 4 to Item 5.02 of Form 8-K) (collectively, the “Named Executives”), will be determined based upon the achievement of certain pre-determined revenue and adjusted EBITDA targets applicable to fiscal 2017 (collectively, the “Targets”), which have been set by the Committee. The Bonus Amount for each Named Executive will be payable in cash subsequent to the certification of the achievement of the Targets by the Committee, such certification to be finalized between February 1st and March 15th of 2018, except for the Company’s Chief Executive Officer and Chairman who will receive his Bonus Amount in shares of common stock of the Company, par value $0.001 per share, following the certification described above pursuant to the terms of his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date:	March 10, 2017	By:	/s/ WILLIAM G. SORENSON
Name: William G. Sorenson
Title: Chief Financial Officer and Treasurer